Report of Independent
Registered Public
Accounting Firm

To the Shareholders
and Board of Trustees of
Federated Adjustable
Rate Securities Fund

In planning and performing
our audit of the financial
 statements of Federated
Adjustable Rate
Securities Fund the Fund
as of and for the year
 ended August 31 2007
in accordance with
the standards of the
Public Company Accounting
 Oversight Board United
States we
considered its internal
 control over financial
reporting including control
 activities for
safeguarding securities as
a basis for designing our
auditing procedures for the
purpose of
expressing our opinion on
the financial statements
 and to comply with the
 requirements of Form
NSAR but not for the
purpose of expressing an
 opinion on the
effectiveness of the Funds
internal control over
 financial reporting
 Accordingly we express
no such opinion

The management of the
 Fund is responsible for
 establishing and
maintaining effective
 internal
control over financial
 reporting In fulfilling
this responsibility
estimates and judgments by
management are required to
assess the expected
benefits and related costs
of controls A
companys internal control
 over financial reporting
is a process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
Such internal control
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
 timely detection of
unauthorized acquisition
 use or disposition of a
companys assets that
 could have a material
 effect on the financial
 statements

Because of its inherent
limitations internal
control over financial
reporting may not prevent
or
detect misstatements Also
projections of any
evaluation of
effectiveness to future
periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures
may deteriorate

A control deficiency
 exists when the design
 or operation of a
control does not allow
management or employees
 in the normal course of
 performing their
assigned functions to
prevent or detect
misstatements on a timely
 basis A significant
deficiency is a control
deficiency
or combination of control
 deficiencies that
adversely affects the
 companys ability to
 initiate
authorize record process
or report external
financial data reliably
in accordance with
generally
accepted accounting
principles such that
there is more than a
remote likelihood that a
misstatement of the
companys annual or
interim financial
statements that is more
than
inconsequential will not
 be prevented or detected
 A material
weakness is a significant
 deficiency or combination
 of significant deficiencies
 that results in
more than a remote
likelihood that a material
 misstatement of the
annual or interim financial
statements will not be
prevented or detected

Our consideration of the
 Funds internal control
over financial reporting
was for the limited
purpose described in the
 first paragraph and would
 not necessarily disclose
 all deficiencies in
internal control that might
 be significant deficiencies
 or material weaknesses under
 standards
established by the Public
 Company Accounting Oversight
 Board United States However
 we
noted no deficiencies in the
 Funds internal control over
 financial reporting and
its operation
including controls for
 safeguarding securities
 that we consider to be
a material weakness as
defined above as of
August 31 2007

This report is intended
solely for the information
and use of management
and the Board of
Trustees of the Fund
 and the Securities and
Exchange Commission and
is not intended to be
and should not be used
by anyone other than
these specified parties


Ernst  Young LLP


October 18 2007